THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 56
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: January 24, 2005
Issue Date: January 27, 2005
The date of this Pricing Supplement is January 24, 2005

Fixed Rate Notes
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EGW1                 5.50%                1/15/2030    100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------

                                         Subject to Redemption
                                         ---------------------
--------------------------------------------------------------------------------------------------------------------------
                    First
                  Interest                                                                     Aggregate
First Interest     Payment   Survivor's                                                        Principal
 Payment Date      Amount      Option    Yes/No         Date and Terms of Redemption            Amount      Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
   7/15/2005       $27.65        Yes       Yes   Commencing on 1/15/2010 and on the 15th of    $3,609,000    $3,518,775
                                                 each month thereafter until Maturity, the
                                                 Notes may be called in whole at par at the
                                                 option of the Company on ten calendar days
                                                 notice.
--------------------------------------------------------------------------------------------------------------------------

                                     ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.